SECOND SUPPLEMENTAL INDENTURE


                         dated as of January 25, 1999

                                     among

                             INSILCO CORPORATION,

                             And its Subsidiaries

                          EYELETS FOR INDUSTRY, INC.
                                      and
                            EFI METAL FORMING, INC.

                          the GUARANTORS party hereto

                                      and

                               STAR BANK, N.A.,

                                  as Trustee

                                with respect to

         Insilco Corporation's 12% Senior Subordinated Notes due 2007



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         THIS SECOND SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), entered into as of January 25, 1999, among Insilco Corporation, a Delaware corporation (the "Company"), Eyelets For Industry, Inc., a Connecticut corporation and EFI Metal Forming, Inc., a Connecticut corporation (each an "Undersigned") and Star Bank, N.A., as trustee (the "Trustee").

                                   RECITALS

         WHEREAS, the Company and the Trustee entered into the Indenture, dated as of November 9, 1998 (the "Indenture"), relating to the Company's 12% Senior Subordinated Notes due 2007 (the "Notes";

         WHEREAS, as a condition to the Trustee entering into the Indenture and the Holders purchase of the Notes, the Company agreed pursuant to Section
10.21 of the Indenture to cause its Domestic Subsidiaries which are Wholly-Owned Restricted Subsidiaries to provide the Note Guarantee in certain circumstances.

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties hereto hereby agree as follows:

         SECTION 1. Definitions. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

         SECTION 2. Guarantee. Pursuant to Section 9.01 of the Indenture, each Undersigned, by its execution of this Supplemental Indenture, agrees to be bound by the terms of the Indenture, including but not limited to Article 14 thereof with respect to the Note Guarantees, and hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations thereunder, that (a) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee thereunder will be promptly paid in full or performed, all in accordance with the terms thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. The Guarantor agrees that this is a guarantee of payment


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and not a guarantee of collection.

         SECTION 3. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the internal laws of the State of New York.

         SECTION 4. Counterparts. This Supplemental Indenture may be signed in various counterparts which together shall constitute one and the same instrument.

         SECTION 5. Supplement to the Indenture. This Supplemental Indenture is an amendment supplemental to the Indenture and said Indenture and this Supplemental Indenture shall henceforth be read together.

         IN WITNESS WHEREOF, the parties have duly executed and delivered this Supplemental Indenture or have caused this Supplemental Indenture to be duly executed on their respective behalf by their respective officers thereunto duly authorized, as of the day and year first above written.


                                       INSILCO CORPORATION

                                       By:___________________________
                                       Name:   Kenneth H. Koch
                                       Title:  Vice President, General Counsel
                                               and Secretary


                                       EYELETS FOR INDUSTRY, INC.

                                       By:__________________________
                                       Name:   Kenneth H. Koch
                                       Title:  Vice President, General Counsel
                                               and Secretary


                                       EFI METAL FORMING, INC.

                                       By:__________________________
                                       Name:   Kenneth H. Koch
                                       Title:  Vice President, General Counsel
                                               and Secretary

                                       STAR BANK, N.A.
                                       as Trustee

                                       By: _____________________
                                       Name:
                                       Title: